UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2007

CYGNUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18962	94-2978092
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

P.O. Box 321195, Los Gatos, California	95032
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: N/A
N/A
(Former name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously reported, on March 28, 2006, Cygnus, Inc. (“Cygnus”) made a second and final liquidating distribution of $0.004694181 per share, rounded down to the nearest penny, to holders of record of its common stock as of November 21, 2005, the date on which its stock transfer books were closed, and Cygnus’ common stock was cancelled in connection therewith. Cygnus retained a small amount of cash to cover expenses and other contingencies that would arise following its dissolution and has applied much of that cash to cover expenses, none of which was material. An immaterial amount remains to cover any remaining expenses and contingencies, and no further distributions will be made to former Cygnus stockholders. Cygnus’ dissolution activities are essentially complete. Accordingly, this Current Report on Form 8-K will be the final report filed by Cygnus pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     On or before January 30, 2007, Cygnus intends to file a Form 15 suspending its duty to file reports under Section 15(d) of the Exchange Act. Cygnus had previously filed a Form 15 terminating its registration of its common stock and preferred stock purchase rights under Section 12(g) of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: January 22, 2007	By:	/s/ John C Hodgman
John C Hodgman
Chairman of the Board